EXHIBIT A



             INFORMATION WITH RESPECT TO THE EXECUTIVE OFFICERS AND
                  MANAGERS OF GRAND SLAM ASSET MANAGEMENT, LLC



NAME AND            POSITION WITH GRAND      PRINCIPAL OCCUPATION    CITIZENSHIP
ADDRESS             SLAM ASSET
                    MANAGEMENT, LLC

Mitchell Sacks      Member, Managing         Managing Grand Slam     USA
(1)                 Member, Chief            Asset Management,
                    Executive Officer        LLC and Grand Slam
                    and Portfolio Manager    General Partners,
                                             LLC

Erik Volfing(1)     Member, Chief            Managing Grand Slam     Denmark
                    Financial Officer        Asset Management,
                    and Portfolio Manager    LLC and Grand Slam
                                             General Partners,
                                             LLC

Michael Legg(1)     Member, Chief            Managing Grand Slam     USA
                    Compliance Officer       Asset Management,
                    and Portfolio Manager    LLC and Grand Slam
                                             General Partners,
                                             LLC



1. The business address of each of the named individuals is c/o Grand Slam Asset Management, LLC, One Bridge Plaza, Fort Lee, New Jersey 07024.